Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 16, 2021 (July 23, 2021 as to the effects of the immaterial restatement discussed in Note 2), relating to the financial statements of Allbirds, Inc. appearing in Registration Statement No. 333-259188 on Form S-1. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

November 2, 2021